Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

Underlier-Linked Notes

Linked to

An Exchange-Traded Fund,

An Index, or

A Basket of Exchange-Traded Funds and/or Indices

Product Supplement

Dated June 3, 2014

(To Prospectus dated January 11, 2012)

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Underlier-Linked Notes

Linked to an Exchange-Traded Fund, an Index or a Basket of Exchange-Traded Funds and/or Indices

UBS AG from time to time may offer and sell Underlier-Linked Notes, which we refer to as “notes”, which will be linked to (i) an exchange-traded fund (an “ETF underlier”), (ii) an index (an “index underlier”) (each ETF underlier and index underlier, an “underlier” and together, the “underliers”) or (iii) a weighted basket of ETF underliers and/or index underliers (a “basket of underliers”). This product supplement describes some of the general terms that may apply to the notes and the general manner in which they may be offered. The specific terms of any notes that we offer, including the name of the specified underlier, or in the case of a weighted basket of underliers (each a “basket underlier” and together, the “basket underliers”), the names of the underliers comprising the basket of underliers to which the return on the notes is linked and the specific manner in which such notes may be offered, will be described for each particular offering of the notes in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. In this product supplement, a basket underlier that is an ETF is sometimes referred to as an “ETF basket underlier” and a basket underlier that is an index is sometimes referred to as an “index basket underlier”.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified underlier or a weighted basket of underliers, as specified and described in the applicable pricing supplement, measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this product supplement and the applicable pricing supplement for your notes.

The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, as measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the basket underliers, as applicable, on the determination date or each averaging date, as applicable (the “final underlier level” or “final basket level”, as applicable, subject to adjustments as described elsewhere in this product supplement), from the initial underlier level or initial basket level (the “initial underlier level” or “initial basket level”, as applicable subject to adjustments as described elsewhere in this product supplement) which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the “underlier return” or “basket return”, as applicable. If the underlier return or basket return is less than 0%, or if the final underlier or final basket level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier or the basket of underliers.

The cash settlement amount will be an amount in cash equal to:

➢

if the final underlier or final basket level is greater than the initial underlier or initial basket level, the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be a positive percentage that may be less than 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier or basket return, subject to the cap level if one is specified in the applicable pricing supplement; any increase in the final underlier or final basket level over the cap level will not increase the cash settlement amount;

➢

if the applicable pricing supplement specifies a buffer level (which will be a positive amount equal to a percentage of the initial underlier or initial basket level, as specified in the applicable pricing supplement), and if the final underlier or final basket level is less than or equal to the initial underlier or initial basket level but greater than or equal to the buffer level, the face amount of a note; if the applicable pricing supplement specifies a buffer level, and if the final underlier or final basket level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative underlier or basket return below the underlier or basket return in excess of the buffer amount; or

➢

if the applicable pricing supplement does not specify a buffer level, and if the final underlier or final basket level is equal to the initial underlier or initial basket level, the face amount of a note; if the applicable pricing supplement does not specify a buffer level, and if the final underlier or final basket level is less than the initial underlier or initial basket level, the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier or basket return.

Therefore, if the applicable pricing supplement specifies a buffer level, to the extent that the final underlier or final basket level declines below the buffer level, the rate of decline in the amount you will be paid on your notes, if any, on the stated maturity date may exceed the rate of decline in the applicable underlier or basket of underliers. You could lose all or a substantial portion of your investment in the notes, even if the applicable pricing supplement specifies a buffer level. A final underlier or final basket level below the buffer level or initial underlier or initial basket level, as the case may be, will reduce the amount you will receive on your notes, if any, on the stated maturity date below the face amount of your notes. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier or basket of underliers from the initial underlier or initial basket level, as applicable, set on the trade date to the final underlier or final basket level, as applicable, determined on the determination date. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier or basket level multiplied by the upside participation rate.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Except as otherwise described in the applicable pricing supplement, the general terms of the notes are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)

Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement

Face Amount:	Each note will have a face amount equal to $1,000, and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Underlier or basket underliers:	As specified and described in the applicable pricing supplement

Cash settlement amount:	On the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Notes — Payment of Cash Settlement Amount on Stated Maturity Date” on page PS-52

Stated maturity date:	As specified in the applicable pricing supplement, subject to postponement as described below in “General Terms of the Notes — Stated Maturity Date” on page PS-56, unless otherwise specified in your pricing supplement

Determination date:	As specified in the applicable pricing supplement, subject to postponement as described below in “General Terms of the Notes — Determination Date” on page PS-56, unless otherwise specified in your pricing supplement

Interest rate (coupon)(if any):	None unless specified in the applicable pricing supplement

Interest payment dates:	None unless specified in the applicable pricing supplement

Interest reset dates:	None unless specified in the applicable pricing supplement

No Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement

Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-35 of this product supplement for risks related to an investment in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

UBS Investment Bank	UBS Securities LLC
Product Supplement dated June 3, 2014

ADDITIONAL INFORMATION ABOUT THE UNDERLIER-LINKED NOTES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the notes are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the notes, may be linked, and any applicable pricing supplement related to the notes that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

➢	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

PS-i

PS-ii

U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

PS-iii

Product Supplement Summary

This product supplement describes terms that will apply generally to the notes. On the trade date for each offering of the notes, UBS AG will prepare a pricing supplement that, in addition to specifying the underlier or the basket of underliers and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement, if applicable, and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “notes”, we mean Underlier-Linked Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus dated January 11, 2012. References to the “index supplement” mean the UBS index supplement dated January 24, 2012 of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your notes unless the context otherwise requires.

What Are the Underlier-Linked Notes?

The Underlier-Linked Notes (“notes”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) an exchange-traded fund (an “ETF underlier”), (ii) an index (an “index underlier”) (each ETF underlier and index underlier, an “underlier” and together, the “underliers”) or (iii) a weighted basket of ETF underliers and/or index underliers (a “basket of underliers”). This product supplement describes some of the general terms that may apply to the notes and the general manner in which they may be offered. The specific terms of any notes that we offer, including the name of the specified underlier, or in the case of a weighted basket of underliers (each a “basket underlier” and together, the “basket underliers”), the names of the underliers comprising the basket of underliers to which the return on the notes is linked and the specific manner in which such notes may be offered, will be described for each particular offering of the notes in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”)

Payment of Cash Settlement Amount on Stated Maturity Date

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Level

This subsection entitled “ — Cash Settlement Amount for Notes With Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a positive amount equal to a specified percentage (less than 100% and greater than 0%) of the initial underlier level or basket level.

In such a case, whether the notes are linked to a single underlier or a weighted basket of underliers, if the final underlier or final basket level, as applicable, is greater than the initial underlier or initial basket level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate (as described below) times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier or final basket level, as applicable, is less than or equal to the initial underlier or initial basket level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes. Further, if the final underlier or final basket level is less than the buffer level, the cash settlement amount will equal the face amount of each of your notes minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of each of your notes for every 1% negative underlier or basket return below the underlier or basket return in excess of the buffer amount. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of each of your notes. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the underlier or basket return, as applicable. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the underlier or basket return, as applicable, and the minimum cash settlement amount will equal the buffer amount times the face amount of each of your notes.

The upside participation rate will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return of the applicable underlier or basket of underliers. For example, if the upside participation rate for your notes were set at 85% and the underlier or basket return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming the cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100%, you will participate in less than the full return of the applicable underlier or basket of underliers over the life of your notes. If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier or basket of underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier or basket of underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis, in each case, subject to the cap level (as described below) if one is specified in the applicable pricing supplement.

The buffer rate, which will be a positive percentage, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the underlier or basket return, as applicable, below the buffer level. If you purchase notes with a buffer rate greater than 100%, and if the final underlier or final basket level is less than the buffer level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in the underlier or basket return, as applicable. If you purchase notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier or basket of underliers below the buffer level, and in such a case, the cash settlement amount will be no less than the buffer amount times the face amount of each of your notes.

The return on the applicable underlier or basket of underliers, which we refer to as the underlier return or the basket return, is equal to the percentage, if any, by which the final level of the applicable underlier or basket of underliers (which we refer to as the “final underlier level” or “final basket level”) differs from the initial level of such underlier or basket of underliers (which we refer to as the “initial underlier level” or “initial basket level”). The underlier or basket return measures the performance of the applicable underlier or basket of underliers over the life of the notes by measuring the change in the final underlier or final basket level over the initial underlier or initial basket level (as determined on the original trade date for the notes). As a result, temporary fluctuations in the level of the underlier or basket underliers during the interim life of the notes may have little, if any, impact on the cash settlement amount, if any, that will be paid at maturity.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x underlier return),

provided that the cash settlement amount will be subject to the maximum settlement amount, as described under “ — Cash Settlement Amount for Notes Subject to Cap Level” below, if a cap level is specified in the applicable pricing supplement, where,

face amount =	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate =	a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%, as specified in the applicable pricing supplement

underlier return =	(final underlier level - initial underlier level),	expressed as a percentage
initial underlier level

initial underlier level =	the closing level of the underlier on the trade date, or a level of the underlier on the trade date selected by the calculation agent, to be specified in the applicable pricing supplement

final underlier level =	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates

closing level =	unless otherwise specified in the applicable pricing supplement, as described below under “General Terms of the Notes — Closing Level”

and where,

stated maturity date =	the date specified in the applicable pricing supplement, subject to postponement as described below in “General Terms of the Notes — Stated Maturity Date” and “General Terms of the Notes — Market Disruption Event” or as provided in the applicable pricing supplement

determination date =	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described below in “General Terms of the Notes — Market Disruption Event” or as provided in the applicable pricing supplement

averaging dates =	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described below under “General Terms of the Notes — Market Disruption Event” or as provided in the applicable pricing supplement

If the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (underlier return + buffer amount))

where,

buffer level =	a positive amount specified in the applicable pricing supplement, which is equal to a specified percentage (less than 100% and greater than 0%) of the initial underlier level

buffer rate =	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount =	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage, therefore, if you purchase notes (i) linked to a single underlier and (ii) with a buffer level, you may lose all or a substantial portion of your initial investment in the notes if the final underlier level is less than the buffer level.

Each of the final underlier level and closing level will be subject to adjustment as described below in “General Terms of the Notes — Market Disruption Event — Consequences of a Market Disruption Event or a Non — Trading Day”, and, as applicable, “General Terms of the Notes — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “General Terms of the Notes — Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”.

With respect to any ETF underlier, each of the initial underlier level, final underlier level, closing level and buffer level also will be subject to adjustment as provided below in “General Terms of the Notes — Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x basket return),

provided that the cash settlement amount will be subject to the maximum settlement amount, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if a cap level is specified in the applicable pricing supplement, where,

initial basket level =	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage = `	for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier =	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes

basket closing level =	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier		Weighting Multiplier
(closing level of Underlier A on such trading day	x	weighting multiplier for Underlier A)
plus
(closing level of Underlier B on such trading day	x	weighting multiplier for Underlier B)
plus
(closing level of Underlier C on such trading day	x	weighting multiplier for Underlier C)

final basket level =	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates

basket return =	(final basket level - initial basket level),	expressed as a percentage
initial basket level

and where,

“face amount”, “upside participation rate”, “closing level”, “determination date”, and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (basket return + buffer amount))

where,

buffer level =	a positive amount specified in the applicable pricing supplement, which is equal to a specified percentage (less than 100% and greater than 0%) of the initial basket level

buffer rate =	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount =	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage, therefore, if you purchase notes (i) linked to a basket of underliers and (ii) with a buffer level, you may lose all or a substantial portion of your initial investment in the notes if the final basket level is less than the buffer level.

Each of the final basket level, basket closing level and weighting multiplier will be subject to adjustment as described below in “General Terms of the Notes — Market Disruption Event — Consequences of a Market Disruption Event or a Non-Trading Day”, and, as applicable, “General Terms of the Notes — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “General Terms of the Notes — Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”.

With respect to a basket of underliers that includes one or more ETF basket underliers, each of the initial basket level, the basket closing level, final basket level and buffer level also will be subject to adjustment as provided below in “General Terms of the Notes — Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”.

Cash Settlement Amount for Notes Without Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Without Buffer Level” is applicable to your notes if the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable to your notes. If the applicable pricing supplement so provides, whether the notes are linked to a single underlier or a basket of underliers, if the final underlier or final basket level is greater than the initial underlier or initial basket level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier or final basket level is equal to the initial underlier or initial basket level, the cash settlement amount will equal the face amount of each of your notes. Further, if the final underlier or final basket level is less than the initial underlier or initial basket level, the cash settlement amount will equal the face amount of each of your notes minus 1% of the face amount of each of your notes for every 1% negative underlier or basket return. In such a case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x underlier return),

provided that the cash settlement amount will be subject to the maximum settlement amount, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if a cap level is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate” and “underlier return” are as defined under “— Cash Settlement Amount for Notes with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final underlier level is equal to the initial underlier level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x underlier return),

therefore, if you purchase notes (i) linked to a single underlier and (ii) without a buffer level, you may lose all or a substantial portion of your initial investment in the notes if the final underlier level is less than the initial underlier level.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x upside participation rate x basket return),

provided that the cash settlement amount will be subject to the maximum settlement amount, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if a cap level is specified in the applicable pricing supplement, where,

“face amount” and “upside participation rate” are as defined under “— Cash Settlement Amount for Notes with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” and “basket return” is as defined under “— Cash Settlement Amount for Notes with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

If the final basket level is equal to the initial basket level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return),

therefore, if you purchase notes (i) linked to a basket of underliers and (ii) without a buffer level, you may lose all or a substantial portion of your initial investment in the notes if the final basket level is less than the initial basket level.

Cash Settlement Amount for Notes Subject to Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a level of the underlier equal to a specified percentage (which will be greater than 100%) of the initial underlier level or the initial basket level, as applicable.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

The cash settlement amount will equal the lesser of the following:

➢

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as the case may be; or

➢	the maximum settlement amount

where,

maximum settlement amount =	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, which will equal the following:

face amount +	(	face amount x upside participation rate x	(cap level - initial underlier level)	),
initial underlier level

therefore, if you purchase notes (i) linked to a single underlier and (ii) with a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

The cash settlement amount will equal the lesser of the following:

➢

the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as the case may be; and

➢	the maximum settlement amount

where,

maximum settlement amount =	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, which will equal the following:

face amount +	(	face amount x upside participation rate x	(cap level - initial basket level)	),
initial basket level

therefore, if you purchase notes (i) linked to a basket of underliers and (ii) with a cap level, the amount you will be paid on your notes on the stated maturity date will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Investing in the notes involves significant risks. The notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose all or a significant portion of your investment. Further, any payment on the notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Averaging Dates

If specified in the applicable pricing supplement, the final underlier or final basket level will be based on the arithmetic average of the closing levels of the relevant underlier or the basket closing levels on each of the specified averaging dates, subject to postponement as provided below under “General Terms of the Notes — Market Disruption Event”.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

The Notes Are Part of a Series

The notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in the Applicable Pricing Supplement

The specific terms of your notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement for all purposes with respect to your notes.

We may issue separate offerings of the notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlier or basket of underliers and will be subject to the particular terms of the respective notes set forth in the applicable pricing supplement. Each offering of the notes is a separate and distinct security and you may invest in one or more offerings of the notes as set forth in the applicable pricing supplement. The performance of each offering of the notes will depend solely upon the performance of the underlier or basket of underliers to which such offering is linked and will not depend on the performance of any other offering of the notes.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your notes as described in the applicable pricing supplement, an investment in the notes may offer the following features:

➢

Buffered or Full Downside Market Exposure — The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, as measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the basket underliers included in the specified basket of underliers on the determination date or each averaging date, as applicable (the final underlier level or final basket level), from the initial underlier level or initial basket level set on the trade date. If the underlier return or basket return is less than 0%, or if the final underlier level or final basket level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier or the basket of underliers. Any buffered downside market exposure applies only if you hold the notes to maturity.

➢

Growth Potential — At maturity, the notes may enhance the upside participation in any positive performance of the underlier or basket of underliers if the upside participation rate is greater than 100%, subject to any maximum settlement amount specified in the applicable pricing supplement. Conversely, an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket return.

What Are Some of the Risks of the Notes?

An investment in the notes involves significant risks. Some of the risks that apply generally to the notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the notes in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢

Risk of loss at maturity — You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on the performance of the underlier or basket of underliers, as applicable, as measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the basket underliers included in the specified basket of underliers on the determination date or each averaging date, as applicable (the final underlier level or final basket level), from the initial underlier level or initial basket level set on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final underlier or final basket level is less than the buffer level, then you will suffer a negative return on the notes equal to the buffer rate times 1% of the face amount of your notes for every 1% negative underlier or basket return below such return at the buffer level. Moreover, in this case, you will lose more than 1% for every 1% negative underlier or basket return below the underlier or basket return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level, and if the final underlier or final basket level is less than the initial underlier or initial basket level, then you will lose 1% of the face amount of your notes for every 1% negative underlier or basket return. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose a significant portion of your investment in the notes.

➢

For notes with a buffer level, buffered downside market exposure applies only if you hold the notes to maturity — You should be willing to hold your notes to maturity. With respect to notes with a buffer level, if you are able to sell your notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlier or the basket of underliers at such time has not declined to below the buffer level.

➢

The upside participation rate applies only at maturity and may have the effect of reducing your exposure to any positive underlier or basket return — You should be willing to hold your notes to maturity. If you are able to sell your notes prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside participation rate specified in the applicable pricing supplement, or the full economic value of the notes, and the return you realize may be less than the return of the underlier or the basket of underliers multiplied by the upside participation rate, even if such return is positive and does not exceed any applicable cap level. You can receive the full benefit of the upside participation rate and earn the potential maximum settlement amount, if applicable, only if you hold your notes to maturity.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or final basket level exceeds the initial underlier or initial basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier, basket of underliers or the underlier constituents, as applicable. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.

➢

Your potential return on the notes may be limited to the maximum settlement amount — If the applicable pricing supplement specifies that your notes are subject to a cap level and therefore a maximum settlement amount, your ability to participate in any change in the level of the underlier or basket of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the underlier or basket of underliers, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier, basket of underliers or the underlier constituents, as applicable.

➢

Credit risk of UBS — The notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the notes and you could lose your entire initial investment.

➢

Market risk — The return on the notes, which may be positive or negative, is directly linked to the performance of the underlier or a basket of underliers and indirectly linked to the value of the stocks (“underlier stocks”), futures contracts on physical commodities (“underlier commodities”) and other constituents (collectively, “underlier constituents”) comprising the underlier, basket of underliers or any basket underlier. The value of the underlier, basket of underliers or underlier constituents can rise or fall sharply due to factors specific to such underlier, basket of underliers or underlier constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

➢

Owning the notes is not the same as owning any ETF underlier or underlier stocks — The return on your notes may not reflect the return you would realize if you actually owned the ETF underlier or any underlier stocks comprising the underlier or any basket underlier. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the notes, and any such dividends or distributions will not be factored into the calculation of the cash settlement amount on your notes. In addition, as an owner of the notes, you will not have voting rights or any other rights that holders of the ETF underlier or underlier stocks may have.

➢

No assurance that the investment view implicit in the notes will be successful — It is impossible to predict whether and the extent to which the level of the underlier or the basket of underliers will rise or fall. There can be no assurance that the level of the underlier or the basket of underliers will rise above the initial underlier or initial basket level or that the final underlier or final basket level will not decline below the initial underlier or initial basket level or buffer level, as applicable. The final underlier or final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the value of the underlier and the underlier constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlier or any basket underlier in general and any underlier constituents in particular, and the risk of losing some or all of your initial investment.

➢

The calculation agent can make antidilution adjustments that affect the payment to you at maturity For antidilution events affecting an ETF underlier, including any ETF basket underlier, the calculation agent may make adjustments to the initial underlier level, buffer level, and/or final underlier level, as applicable, of the affected ETF underlier and any other term of the notes. However, the calculation agent will not make an adjustment in response to every event that could affect an ETF underlier. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the notes and the cash settlement amount may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. Following a delisting or suspension from trading or discontinuance of an ETF underlier, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Notes — Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”. The occurrence of any antidilution events and the consequent adjustments may materially and adversely affect the value of the notes and your cash settlement amount, if any. For more information, see “General Terms of the Notes — Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”.

➢

There may be little or no secondary market for the notes — Unless otherwise specified in the applicable pricing supplement, the notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the notes will develop. UBS Securities LLC and other affiliates of UBS may make a market in the notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your notes prior to maturity could be at a substantial discount from the issue price to public and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

➢

Price of notes prior to maturity — The market price of the notes will be influenced by many unpredictable and interrelated factors, including the level of the underlier or basket of underliers; the value of the underlier constituents; the volatility of the underlier, basket underliers or any underlier constituents; the dividend rate paid on any ETF underlier or any underlier stocks; the time remaining to the maturity of the notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the notes — Generally, the price of the notes in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the notes.

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the ETF underlier, any underlier constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlier, the basket underliers or any underlier constituents may adversely affect the level of the underlier, or any basket underlier or the basket of underliers, and, therefore, the market value of the notes.

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of an ETF underlier or underlier stocks comprising an underlier or any basket underlier or trading activities related to the underlier, any basket underlier or any underlier constituents, which may present a conflict between the interests of UBS and you, as a holder of the notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

➢

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlier or basket of underliers to which the notes are linked.

➢

Dealer incentives — UBS and its affiliates act in various capacities with respect to the notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the notes.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the notes are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your notes, as specified in the applicable pricing supplement, the notes generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the notes, including the risk of loss of all or a significant portion of your initial investment.

➢

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same or greater downside market risk as an investment in the underlier or basket of underliers, subject to any applicable buffer amount.

➢

You believe the level of the underlier or basket of underliers will appreciate over the term of your notes, and the final underlier or final basket level, as applicable, will be less than the cap level, if any, on your notes.

➢

You understand and accept that your potential return may be limited by (i) a cap level and/or (ii) an upside participation rate of less than 100%; and you would be willing to invest in the notes if (A) the maximum settlement amount, if any, was set equal to the bottom of the range for the anticipated maximum settlement amount for such offering of the notes (the actual maximum settlement amount will be determined on the trade date for each offering of the notes and will be specified in the applicable pricing supplement) and/or (B) the upside participation rate was less than 100%, or was set equal to the bottom of the range for the anticipated upside participation rate for such offering of the notes (the actual upside participation rate will be determined on the trade date for each offering of the notes and will be specified in the applicable pricing supplement).

➢	You can tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlier or the basket of underliers.

➢	You do not seek current income from your investment and are willing to forego dividends paid on any ETF underlier or any underlier stocks.

➢	You are willing to hold the notes to maturity and accept that there may be little or no secondary market for the notes.

➢

You are willing to assume the credit risk of UBS for all payments under the notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your notes, as specified in the applicable pricing supplement, the notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the notes, including the risk of loss of all or a significant portion of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢

You cannot tolerate a loss of all or a substantial portion of your initial investment and are not willing to make an investment that may have the same or greater downside market risk as an investment in the underlier or basket of underliers, subject to any applicable buffer amount.

➢

You believe that the level of the underlier or basket of underliers will decline during the term of the notes and the final underlier or final basket level will be less than the initial underlier or initial basket level or buffer level, as applicable, on the determination date, or you believe the final underlier or final basket level will exceed the cap level, if any, on the notes.

➢	With respect to notes subject to a cap level or that have an upside participation rate of less than 100%, you seek an investment that has unlimited return potential with full upside exposure.

➢

You would not be willing to invest in the notes if the maximum settlement amount, if any, and the upside participation rate were set equal to the bottom of the range for the anticipated maximum settlement amount and upside participation rate for such offering of the notes (the actual maximum settlement amount and upside participation rate will be determined on the trade date for each offering of the notes and will be specified in the applicable pricing supplement).

➢	You cannot tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlier or basket of underliers.

➢	You seek current income from this investment or prefer to receive the dividends paid on any ETF underlier or any underlier stocks.

➢	You are unable or unwilling to hold the notes to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the notes.

The suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-35 of this product supplement.

What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-71 of this product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the notes and, accordingly the tax treatment of the notes is uncertain. Pursuant to the terms of the notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your notes as a pre-paid derivative contract with respect to the underlier or basket of underliers as specified in the applicable pricing supplement. If your notes are so treated, subject to the “constructive ownership rules discussed below, it would be reasonable for you to treat any gain or loss recognized upon the sale, maturity or redemption of your notes as capital gain or loss in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. Subject to the discussion below with respect to “constructive ownership,” such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your notes for one year or less).

There exists a risk that an investment in notes that are linked to an underlier or basket underlier that is an exchange-traded fund (“ETF”), a passive foreign investment company (a “PFIC”), a real estate investment trust (a “REIT”) or other “pass-thru entity” could be treated as a “constructive ownership transaction”. If your notes were subject to the constructive ownership rules, then all or a portion of any long term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long term capital gain that you would have realized had you purchased an actual interest in the underlier or basket underlier (in an amount equal to the interest in the underlier or basket underlier that is returned by your notes) on the date that you purchased your notes and sold such interest in the fund on the date of the sale or maturity of the notes (the “Excess Gain”). It is not clear how the “Excess Gain” is determined with respect to the notes. It is possible that because you do not share in distributions made on the underlier or basket underlier, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had you held the underlier or basket underlier directly and that the application of the constructive ownership rules may not characterize adversely a significant portion of the long term capital gain you may recognize with respect to the notes. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In the case of notes referencing a gold or silver ETF, if Section 1260 were to apply to your notes any long-term capital gain that you recognize with respect to your notes that is not recharacterized as ordinary income would be subject to tax at a special (higher) 28% maximum rate that is applicable to “collectibles”. Because the application of the constructive ownership rules to the notes is unclear, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules and review the discussion below under “Supplemental U.S. Tax Considerations — Section 1260”.

We believe that it would be reasonable to treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated as a single contingent debt instrument, or pursuant to some other characterization, and that the timing and character of your income from the notes could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-73 of this product supplement, and that the timing and character of the income or loss on your notes could be materially and adversely affected. Depending on the terms of any particular offering of the notes, the risk that the notes may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax

Considerations” on page PS-71 of this product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement, but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Further, this discussion only addresses the tax treatment of notes that do not bear a coupon and notes that are not linked to currency exchange rates. The tax treatment of income bearing notes or currency-linked notes will be addressed in the applicable pricing supplement.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlier issuer).

Hypothetical Returns on the Underlier-Linked Notes

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier and notes linked to a basket of underliers.

The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date specified in the pricing supplement and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as the level of the applicable underlier or basket of underliers, prevailing interest rates and the volatility of the underlier or basket of underliers, as applicable. For more information on the value of your notes in the secondary market, see “Risk Factors — The market value of the notes may be influenced by unpredictable factors” below.

No one can predict what the level of the applicable underlier or basket of underliers will be on the determination date or any of the averaging dates, as applicable, for your notes. The underlier or basket underliers to which your notes are linked may be highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier, basket of underliers or underlier constituents, as applicable, to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on any underlier stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Risk Factors — Significant aspects of the tax treatment of the notes are uncertain” below.

The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or basket underlier or the method by which the relevant underlier or basket underlier is calculated, that there is no change in the relative weighting of any underlier constituent for a particular underlier or basket underlier, and that no market disruption event or non-trading day occurs with respect to any underlier or basket underlier.

For these reasons, the actual performance of the applicable underlier or basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier or initial basket level, the upside participation rate, the buffer level, the buffer rate, the buffer amount, the cap level, the maximum settlement amount, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier without Averaging Dates

Examples for the Case Where the Final Underlier Level Is Greater Than the Initial Underlier Level

If the final underlier level is greater than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount greater than the face amount of each of your notes.

The cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, the latter of which is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount + (face amount x upside participation rate x underlier return)

However, if the applicable pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) the maximum settlement amount, calculated as follows:

face amount +	(	face amount x upside participation rate x	(cap level - initial underlier level))
initial underlier level

The hypothetical examples presented below show how the amount payable on the notes is calculated, when the final underlier level is greater than the initial underlier level, based on key terms and assumptions set forth below.

Example 1: The upside participation rate is greater than 100%

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = $1,000 +	(	$1,000 x 130% x	(1,500 - 1,000))	= $1,650
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the level of the underlier from the initial underlier level set on the trade date to the final underlier level set on the determination date.

The table below illustrates the effect of the assumed upside participation rate of 130% on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is greater than the hypothetical percentage return on the underlier by 30% due to the upside participation rate of 130%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
50%	1,500	$1,000	$1,650	65.00%
45%	1,450	$1,000	$1,585	58.55%
40%	1,400	$1,000	$1,520	52.00%
35%	1,350	$1,000	$1,455	45.50%
30%	1,300	$1,000	$1,390	39.00%
25%	1,250	$1,000	$1,325	32.50%
20%	1,200	$1,000	$1,260	26.00%
15%	1,150	$1,000	$1,195	19.50%
10%	1,100	$1,000	$1,130	13.00%

Example 2: The upside participation rate is less than 100%.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	80%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = $1,000 +	($1,000 x 80%	x	(1,500 - 1,000))	= $1,400
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,400. Because the upside participation rate is less than 100%, the return on your notes is less than the rate of increase in the level of the underlier from the initial underlier level set on the trade date to the final underlier level set on the determination date.

The table below illustrates the effect of the assumed upside participation rate of 80% on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is less than the hypothetical percentage return on the underlier by 20% due to the upside participation rate of 80%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
50%	1,500	$1,000	$1,400	40%
45%	1,450	$1,000	$1,360	36%
40%	1,400	$1,000	$1,320	32%
35%	1,350	$1,000	$1,280	28%
30%	1,300	$1,000	$1,240	24%
25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
15%	1,150	$1,000	$1,120	12%
10%	1,100	$1,000	$1,080	8%

Example 3: The cap level is applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,200
Hypothetical upside participation rate:	130%
Hypothetical cap level:	1,300
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	= $1,000 +	($1,000 x 130% x	(1,200 - 1,000) 1,000)	= $1,260

Maximum settlement amount	= $1,000 +	($1,000 x 130% x	(1,300 - 1,000) 1,000)	= $1,390

In the example above, the cash settlement amount calculated without regard to the cap level is less than the maximum settlement amount. Therefore, the cash settlement amount will equal the cash settlement amount calculated without regard to the cap level, or $1,260. Because the final underlier level is less than the cap level, the return on your notes is not limited by the underlier return at the cap level.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical cap level:	1,300
Hypothetical maximum settlement amount:	$1,390

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical upside participation rate:	80%
Hypothetical cap level:	1,400
Hypothetical maximum settlement amount:	$1,320

The table below illustrates the effect of the assumed cap level of 1,400, the assumed maximum settlement amount of $1,320 and the assumed upside participation rate of 80% on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is capped at 32% regardless of the hypothetical percentage returns on the underlier that exceed 40%, due to the cap level of 1,400, the maximum settlement amount of $1,320 and the upside participation rate of 80%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
50%	1,500	$1,000	$1,320	32%
45%	1,450	$1,000	$1,320	32%
40%	1,400	$1,000	$1,320	32%
35%	1,350	$1,000	$1,280	28%
30%	1,300	$1,000	$1,240	24%
25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
15%	1,150	$1,000	$1,120	12%
10%	1,100	$1,000	$1,080	8%

If a cap level applies to your notes, the appreciation potential of the notes will be limited by the maximum settlement amount even if the final underlier level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlier constituents.

Examples for the Case Where the Applicable Pricing Supplement Specifies a Buffer Level and the Final Underlier Level Is Equal to or Less Than the Initial Underlier Level

If the applicable pricing supplement specifies a buffer level, and if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the buffer rate times (iii) the sum of (1) the underlier return plus (2) the buffer amount. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level,

face amount

if the final underlier level is less than the buffer level,

face amount + (face amount x buffer rate x (underlier return + buffer amount))

Example 4: The buffer level is applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical buffer level:	800

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	600
Hypothetical buffer level:	800

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

If the applicable pricing supplement specifies a buffer rate of 100%,

In the example above, since the final underlier level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	125%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will not be protected and could even be zero.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.0	0.00%
-10%	900	$1,000	$1,000.0	0.00%
-20%	800	$1,000	$1,000.0	0.00%
-25%	750	$1,000	$937.5	-6.25%
-50%	500	$1,000	$625.0	-37.50%
-75%	250	$1,000	$312.5	-68.75%
-100%	0	$1,000	$0.0	-100.00%

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	100%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, under these assumptions the minimum hypothetical amount payable on your notes is 20% of the face amount of your notes regardless of the hypothetical percentage returns on the closing level of the underlier.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$950	-5%
-50%	500	$1,000	$700	-30%
-75%	250	$1,000	$450	-55%
-100%	0	$1,000	$200	-80%

Examples for the Case Where the Applicable Pricing Supplement Does Not Specify a Buffer Level and the Final Underlier Level Is Equal to or Less Than the Initial Underlier Level

If the applicable pricing supplement does not specify a buffer level, and if the final underlier level is equal to the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of each of your notes. If the applicable pricing supplement does not specify a buffer level, and if the final underlier level is less than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to the initial underlier level,

face amount

if the final underlier level is less than the initial underlier level,

face amount + (face amount x underlier return)

Example 5: The buffer level is not applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,000

In the example above, since the final underlier level of 1,000 is equal to the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	600

Cash settlement amount = $1,000 +	($1,000 x	(600 - 1,000) 1,000)	= $600

In the example above, since the final underlier level of 600 is less than the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $600.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note decreases at the rate of one-for-one when the hypothetical percentage returns on the underlier are below 0%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$900	-10%
-20%	800	$1,000	$800	-20%
-25%	750	$1,000	$750	-25%
-50%	500	$1,000	$500	-50%
-75%	250	$1,000	$250	-75%
-100%	0	$1,000	$0	-100%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Index Levels

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1: The upside participation rate is greater than 100%; no cap level is specified; no buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

Chart 2:	The upside participation rate is 100%; a cap level is specified; a buffer level is specified; and a buffer rate that equals 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate equals 100%, the rate of decrease in the hypothetical cash settlement amounts equals the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the minimum hypothetical cash settlement amount will be greater than zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “cap level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels when the final underlier level is between the initial underlier level and the cap level. In addition, any hypothetical final underlier level that is greater than or equal to the cap level (the section on or right of the “cap level” marker on the horizontal axis) would result in a hypothetical cash settlement amount equal to the hypothetical maximum settlement amount, which will be greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “cap level” marker on the horizontal axis).

Chart 3:	The upside participation rate is less than 100%; a cap level is specified; a buffer level is specified; and a buffer rate that is greater than 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceeds the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “cap level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis) on a reduced basis as compared to the appreciation of the hypothetical underlier. Finally, any hypothetical final underlier level that is greater than or equal to the cap level (the section on or right of the “cap level” marker on the horizontal axis) would result in a hypothetical cash settlement amount equal to the hypothetical maximum settlement amount, which will be greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis).

Chart 4: The upside participation rate is equal to 100%; and no cap level or buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a one-for-one basis (the section above the 100% marker on the vertical axis). In this case, the rate of increase or decrease in the cash settlement amount will equal the rate of increase or decrease in the level of the underlier from the initial underlier level set on the trade date to the final underlier level set on the determination date.

Notes Linked to a Basket of Underliers without Averaging Dates

If the final basket level is greater than the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that is greater than the face amount of each of your notes, subject to the maximum settlement amount if one is specified in the applicable pricing supplement. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes. On the other hand, if the applicable pricing supplement does not specify a buffer level and if the final basket level is equal to the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes. If the applicable pricing supplement does not specify a buffer level and if the final basket level is less than the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes.

The tables under “— Notes Linked to a Single Underlier without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the closing levels of the basket underliers. However, it is important to understand that the basket returns are based on the weighted returns of each basket underlier included in the basket of underliers, which can offset one another. The following examples assume an initial basket level of 100.

Example 6: All basket underliers have positive returns.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	130%
Hypothetical cap level:	n/a

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Hypothetical Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level is specified and that a hypothetical upside participation rate of 130% is applicable, the cash settlement amount is calculated as follows:

Cash settlement amount = $1,000 x ($1,000 x 130% x 10%) = $1,130

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the level of the basket of underliers from the initial basket level set on the trade date to the final basket level set on the determination date.

Example 7: Mixed returns of basket underliers are applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial basket level:	100
Hypothetical buffer level:	90

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Hypothetical Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

The basket return in this example is -17.08%. Assuming that a buffer level that equals 90% of the initial basket level, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

If the applicable pricing supplement specifies a buffer rate of 100%,

In the example above, since the final basket level of 82.92 is less than the buffer level of 90, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the result of (i) the initial basket level of 100 minus the buffer level of 90 divided by (ii) the initial basket level of 100, expressed as a percentage, or 10%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial basket level of 100 divided by the buffer level of 90, or approximately 111.111%, the cash settlement amount will equal approximately $921.33. If the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $929.20.

On the other hand, if no buffer level is specified in the applicable pricing supplement, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of approximately $829.20, calculated as follows.

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “— Notes

Linked to a Single Underlier without Averaging Dates” above and “— Notes with Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

Notes with Averaging Dates

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier or final basket level, which will equal the arithmetic average of the closing levels of the underlier or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier or basket of underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier or the basket closing levels over such period on the amount payable to you at maturity. However, the underlier or basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 8: Four averaging dates are specified.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial underlier/basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical buffer level:	97.50
Hypothetical buffer rate:	Approximately 102.56%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier or final basket level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier or initial basket level of 100, a hypothetical upside participation rate of 110%, a hypothetical buffer level of 97.50 and a hypothetical buffer rate of approximately 102.56%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Hypothetical Buffer Level	97.50	97.50	97.50	97.50
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$974.36	$1,247.50	$1,000.00

➢	In Case 1, the underlier or basket closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier or final basket level of

145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The total return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is greater than the underlier or basket return of 45% over the life of the notes. However, the total return on the notes of 49.50% is less than the 60% increase in the closing level of the underlier or basket of underliers on the final averaging date from the initial underlier or initial basket level set on the trade date.

➢

In Case 2, the closing levels decrease on each averaging date. The averaging of the underlier or basket closing levels over the averaging dates results in a final underlier or final basket level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier or final basket level is less than the buffer level of 97.50, the investor receives a cash settlement amount of approximately $974.36.

➢

In Case 3, the underlier or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier or final basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The total return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the underlier or basket return over the life of the notes is 22.50%.

➢

In Case 4, the underlier or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier or final basket level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier or final basket level is less than the initial underlier or initial basket level but greater than the buffer level of 97.50, the cash settlement amount equals the $1,000 face amount, even though the level of the underlier or basket of underliers declines by 1.25% over the life of the notes from the initial underlier or initial basket level set on the trade date to the final underlier or final basket level set on the determination date. Therefore, despite a closing level of 125.00 for the underlier or basket of underliers, an increase of 25% from the initial underlier or initial basket level set on the trade date, on the last averaging date, the investor will not receive any amount over the $1,000 face amount for each note at maturity.

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your notes at maturity and the cash payment that could be delivered for each of your notes on the stated maturity date based on a range of hypothetical initial underlier or initial basket levels or final underlier or final basket levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the underlier or basket underliers on the determination date could have on your cash settlement amount, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlier or basket underliers that may not be achieved on the determination date and on assumptions regarding terms of the notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your notes on the stated maturity date may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time over the term of the notes that you might wish to sell your notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you able to invest directly in the underlier or the underlier constituents. The factors described below under “Risk Factors — Owning the notes is not the same as owning the ETF underlier or the underlier constituents, as applicable”, among others, may cause the financial return on your notes to differ from the financial return you would receive if you were able to invest directly in the underlier constituents.

We describe various risk factors that may affect the market value of the notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-35 of this product supplement.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes, nor can we predict the relationship between the underlier or basket level and the market value of your notes at any time prior to the stated maturity date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level or final basket level determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above. The examples should also not be viewed as an indication of how the financial return on your notes might compare to the financial return if you were able to invest directly in the underlier constituents.

Risk Factors

The return on the notes is linked to the performance of the underlier or basket of underliers. Investing in the notes is not equivalent to a direct investment in the underlier, basket of underliers or any underlier constituents. This section describes the most significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the notes.

The notes do not guarantee any return of your initial investment in the notes at maturity. You may lose all or a significant portion of your initial investment in the notes.

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or basket of underliers on the determination date or each of the averaging dates, as applicable, over its initial underlier or initial basket level on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final underlier or final basket level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of your notes for every 1% negative underlier or basket return below such return at the buffer level. Moreover, in this case, you will lose more than 1% for every 1% negative underlier or basket return below the underlier or basket return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level, and if the final underlier or final basket level is less than the initial underlier or initial basket level, then you will lose 1% of the face amount of your notes for every 1% negative underlier or basket return. Thus, unless the applicable pricing supplement specifies (i) a buffer level, and (ii) a buffer rate of 100%, you may lose your entire investment in the notes. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose a significant portion of your investment in the notes.

For notes with a buffer level, buffered downside market exposure applies only if you hold the notes to maturity.

You should be willing to hold your notes to maturity. If your notes have a buffer level and you are able to sell your notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlier or basket of underliers at such time has not declined to below the buffer level.

The upside participation rate applies only at maturity and may have the effect of reducing your exposure to any positive underlier or basket return.

You should be willing to hold your notes to maturity. If you are able to sell your notes prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside participation rate specified in the applicable pricing supplement, or the full economic value of the notes, and the return you realize may be less than the underlier or basket return multiplied by the upside participation rate, even if such return is positive and does not exceed any applicable cap level. You can receive the full benefit of the upside participation rate and earn the potential maximum settlement amount, if applicable, only if you hold your notes to maturity.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or final basket level exceeds the initial underlier or initial

Risk Factors

basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier, basket of underliers or any underlier constituents, as applicable. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.

Your return potential may be limited by a maximum settlement amount on the notes at maturity.

If the applicable pricing supplement specifies that your notes are subject to a cap level, your ability to participate in any positive underlier or basket return, multiplied by the upside participation rate, will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the final underlier or final basket level exceeds the cap level. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier, basket of underliers or underlier constituents, as applicable.

You have no shareholder rights or rights to receive dividend payments or distributions on any ETF underlier or any underlier stocks, as applicable.

Investing in your notes will not make you a holder of the ETF underlier or underlier stocks, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the ETF underlier or underlier stocks or any other rights with respect to the ETF underlier or underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any ETF underlier or any underlier stocks.

Your notes may pay a coupon at a low rate or they may pay no coupon at all.

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more underliers. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in conventional debt securities that bear interest at prevailing market rates.

Any payment on the notes is subject to the creditworthiness of UBS.

The notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the notes and you could lose your entire initial investment.

Owning the notes is not the same as owning any ETF underlier or the underlier constituents.

The return on your notes will not reflect the return you would realize if you actually owned any ETF underlier or the underlier constituents and held such investments for a similar period because:

➢

the return on such a direct investment would not be limited by the maximum settlement amount (if the applicable pricing supplement for your notes specifies that a maximum settlement amount is applicable) or otherwise capped;

Risk Factors

➢

a direct investment in any ETF underlier or the underlier constituents would provide full participation in any positive returns on any ETF underlier or the underlier constituents, which will not be the case if the applicable pricing supplement for your notes specifies that the upside participation rate is less than 100%;

➢	in the case of a direct investment in any ETF underlier or the underlier constituents, the return could include substantial dividend payments, which you will not receive as an investor in the notes;

➢	an investment directly in any ETF underlier or the underlier constituents is likely to have tax consequences that are different from an investment in the notes; and

➢

an investment in any ETF underlier or the underlier constituents may have better liquidity than the notes and, to the extent there are commissions or other fees in relation to a direct investment in such ETF underlier or the underlier constituents, such commissions or other fees may be lower than the commissions and fees applicable to the notes.

Further, the impact of the economic features of a particular note (possibly including, but not limited to, any cap level, an upside participation rate of less than 100% or buffer level) may result in the return on your notes at maturity being less than the return on a hypothetical direct investment in the underlier or basket of underliers without taking into account taxes and other costs related to such a direct investment.

Even if the level of the underlier or the basket of underliers increases above the initial underlier or initial basket level (as applicable) during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the level of the underlier or the basket of underliers to increase while the market value of the notes declines.

The amount payable on your notes may be linked to the closing levels of the underlier or basket of underliers on a specified number of averaging dates.

If specified in the applicable pricing supplement, the final underlier or final basket level will be based on the arithmetic average of the closing levels of the underlier or basket of underliers, as applicable, on each of the specified averaging dates (each of which is subject to postponement in the case of a market disruption event or non-trading day), and therefore not the simple performance of the underlier or basket of underliers over the life of your notes. For example, if the closing level of a particular underlier dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.

No assurance that the investment view implicit in the notes will be successful.

It is impossible to predict whether and the extent to which the level of the underlier or the basket of underliers will rise or fall. There can be no assurance that the level of the underlier or the basket of underliers will rise above the initial underlier or initial basket level (as applicable) or that the final underlier or final basket level (as applicable) will not be less than the buffer level or initial underlier or initial basket level (as applicable) on the determination date. The final underlier or final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlier constituents, including the issuer(s) of any ETF underlier or any underlier stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlier or any basket underliers in general and the underlier constituents in particular, and the risk of losing some or all of your initial investment.

Risk Factors

The formula for calculating the cash settlement amount of the notes does not take into account all developments in the underlier or basket of underliers.

Changes in the level(s) of the underlier or basket of underliers during the term of the notes before the determination date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the notes. The calculation agent will calculate the cash settlement amount by comparing only the final underlier or final basket level relative to the initial underlier or initial basket level. No other levels will be taken into account. As a result, you may lose a significant portion of your investment even if the level of the underlier or the basket of underliers has risen at certain times during the term of the notes before falling to a level below its buffer level or initial underlier or initial basket level (as applicable) on the determination date.

If the notes are linked to a basket of underliers, changes in the levels of the basket underliers may offset each other.

If the notes are linked to a basket of underliers, the return on the notes will be linked to a weighted basket comprised of the basket underliers. While the levels of some basket underliers may increase over the term of the notes, the levels of other basket underliers may not increase during the term of the notes as much or may even decline. Therefore, in calculating the basket return and the cash settlement amount on the notes, increases in the levels of one or more of the basket underliers may be moderated, or offset, by lesser increases or declines in the levels of one or more of the other basket underliers. This affect is further amplified by differing weights of the basket underliers. More heavily weighted basket underliers will have a larger impact on the basket return than basket underliers with lesser weightings.

You have limited protection in the case of antidilution events.

For antidilution events affecting an ETF underlier, including any ETF basket underlier, the calculation agent may adjust the initial underlier level, buffer level and/or final underlier level, as applicable, of the affected ETF underlier and any other term of the notes. However, the calculation agent is not required to adjust the terms of the notes for every event that could affect an ETF underlier. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the notes. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable pricing supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier” and “General Terms of the Notes — Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the notes may be based on shares of another ETF or basket of securities.

If an ETF that is serving as an ETF underlier is delisted, discontinued or trading is suspended, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting, discontinuance or suspension of trading in an ETF underlier or an ETF basket underlier, as applicable, and the consequent adjustments may materially and adversely affect the value of the notes. We describe such discontinuance, delisting or suspension of trading in an ETF underlier and the consequent adjustments in “General Terms of the Notes — Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”.

Risk Factors

The calculation agent can postpone the determination date or any averaging date if a market disruption event or non-trading day occurs or is continuing.

Unless otherwise specified in the applicable pricing supplement, in case of notes linked to a single underlier, if the calculation agent determines that, on the determination date or any averaging date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if and as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described below under “General Terms of the Notes — Determination Date — Notes Linked to a Single Underlier” or “General Terms of the Notes — Averaging Dates — Notes Linked to a Single Underlier”. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or averaging date, as applicable. In the case of notes linked to a basket of underliers, the determination date or any averaging date, as applicable, will be postponed until, on or subsequent to the originally scheduled determination date or averaging date, as applicable, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing, subject to limitation on postponement described under “General Terms of the Notes — Determination Date” or “General Terms of the Notes — Averaging Dates” below, as the case may be. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, as applicable.

As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “General Terms of the Notes — Stated Maturity Date” below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date. Moreover, if the closing level of the underlier or any basket underlier is not available on the determination date or any averaging date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Notes — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “General Terms of the Notes — Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier” below), in certain circumstances the calculation agent will determine the final underlier or final basket level based on its assessment of the level(s) of the applicable underlier or basket underliers, as described under “General Terms of the Notes — Market Disruption Event” below.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the notes — Sales in the secondary market may result in significant losses.

You should be willing to hold your notes to maturity. There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlier or basket of underliers has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your notes to maturity.

Risk Factors

The market value of the notes may be influenced by unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the determination date, when the calculation agent will determine your cash settlement amount. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the notes. Generally, we expect that the level of the underlier or basket of underliers on any day will affect the market value of the notes more than any other single factor. Other factors that may influence the market value of the notes include:

➢	the volatility of the underlier or basket underliers (i.e., the frequency and magnitude of changes in the level of the underlier or basket underliers over the term of the notes);

➢	the composition of the underlier or the basket underliers and changes to their respective underlier constituents;

➢

the expected rate of future dividends of any ETF underlier or any underlier stocks, the upside participation rate, the weighting multipliers, the maximum settlement amount and/or the buffer level, all as applicable;

➢	the expected and realized correlations among the basket underliers;

➢	the market prices of the underlier constituents;

➢

the dividend rate paid on any ETF underlier or the underlier stocks (while not paid to the holders of the notes, dividend payments on any ETF underlier or the underlier stocks may influence the market value of the notes);

➢	interest rates in the U.S. market and each market related to the underlier or basket underliers;

➢	the time remaining to the maturity of the notes;

➢	supply and demand for the notes, including inventory positions with UBS Securities LLC or any other market-maker;

➢

for any underlier or basket underlier having underlier constituents that are securities traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

for any ETF underlier, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by an ETF’s investment advisor may not produce the intended results;

➢	the creditworthiness of UBS; and

➢

geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlier or basket underliers and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your notes may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price of the notes is likely to adversely affect secondary market prices of the notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the issue price is

Risk Factors

likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLIER OR BASKET UNDERLIERS

UBS and its affiliates have no affiliation with any ETF underlier issuer and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any ETF underlier issuer and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the ETF underlier issuer. The ETF underlier issuers are not involved in the offering of the notes in any way and have no obligation to consider your interests as owner of the notes in taking any corporate actions that might affect the market value of your notes or your cash settlement amount. The ETF underlier issuers may take actions that could adversely affect the market value of the notes.

The notes are unsecured debt obligations of UBS only and are not obligations of any ETF underlier issuer. No portion of the issue price you pay for the notes will go to any ETF underlier issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective ETF underlier issuer(s) and each ETF underlier from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any ETF underlier issuer or any ETF underlier. You, as an investor in the notes, should make your own investigation into the respective ETF underlier issuer(s) and each underlier or basket of underliers for your notes. We urge you to review financial and other information filed periodically by the ETF underlier issuer(s) with the SEC.

This product supplement relates only to the notes and does not relate to any ETF underlier or any ETF underlier issuer.

UBS and its affiliates have no affiliation with any index underlier sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index underlier or index basket underlier (an “underlier sponsor”) that may be used to calculate the cash settlement amount of the notes (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the index underlier or any index basket underlier. If an underlier sponsor discontinues or suspends the calculation of the index underlier or an index basket underlier to which your notes are linked, it may become difficult to determine the market value of the notes and the cash settlement amount. The calculation agent may designate a successor underlier. If the calculation agent determines that no successor underlier comparable to the index underlier or index basket underlier exists, the cash settlement amount at maturity will be determined by the calculation agent by a computation methodology that the calculation

Risk Factors

agent determines will as closely as reasonably possible replicate the applicable index underlier or index basket underlier, as the case may be. See “General Terms of the Notes — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “General Terms of the Notes — Role of Calculation Agent” below. No underlier sponsor is involved in the offer of the notes in any way. The underlier sponsor(s) do not have any obligation to consider your interests as an owner of the notes in taking any actions that might affect the market value of your notes or your cash settlement amount.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlier sponsor(s) and the index underlier or any index basket underliers to which your notes are linked from publicly available information, without independent verification. You, as an investor in the notes, should make your own independent investigation into the relevant underlier sponsor(s) and the index underlier or any index basket underliers for your notes.

Changes that affect the index underlier or any index basket underlier will affect the market value of your notes and the amount you will receive at maturity of your notes.

The policies of an underlier sponsor concerning the calculation of the index underlier or an index basket underlier, additions, deletions or substitutions of the underlier constituents and the manner in which changes affecting the underlier constituents, the issuers of any underlier stocks (such as stock dividends, reorganizations or mergers) or the underlier commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such underlier commodity ceases to exist) are reflected in the index underlier or any index basket underlier, could affect the level of the index underlier or index basket underlier, as applicable, and, therefore, could affect the amount payable on your notes at maturity and the market value of your notes prior to maturity. The amount payable on the notes and their market value could also be affected if an underlier sponsor changes these policies, for example by changing the manner in which it calculates the index underlier or an index basket underlier, or if an underlier sponsor discontinues or suspends calculation or publication of the index underlier or an index basket underlier, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the final underlier or final basket level is not available because of a market disruption event, non-trading day or for any other reason, and no successor underlier or basket underlier is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final underlier or final basket level — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlier or any basket underlier should not be taken as an indication of the future performance of the underlier or any basket underlier during the term of the notes.

The market prices of the underlier constituents will determine the level(s) of the underlier or basket underliers. The historical performance of the underlier or basket underliers should not be taken as an indication of the future performance of the underlier or basket underliers. As a result, it is impossible to predict whether the level of the underlier or basket underliers will rise or fall. Market prices of the underlier constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such underlier constituents.

Moreover, any basket of underliers to which the notes may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket underliers will determine the level of the basket of underliers.

Risk Factors

An investment in the notes may be subject to risks associated with non-U.S. markets.

Some or all of the underlier constituents may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The underlier or basket return for the notes will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlier or basket underlier whose underlier constituents are traded in currencies other than the U.S. dollar.

Although the underlier constituents for the underlier or basket underliers may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the notes are denominated in U.S. dollars, and the calculation of the amount payable on the notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such underlier constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlier or basket return, as applicable, and therefore, the amount payable on your notes. The amount we pay in respect of the notes on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes” beginning on page PS-51.

The notes may be subject to currency exchange risk.

Because the market prices of the underlier constituents may be converted by an underlier sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlier or basket of underliers, as applicable, holders of the notes may be exposed to currency exchange rate risk with respect to each of the countries represented in any underlier or basket underlier. If the underlier sponsor of any underlier or basket underlier makes such a conversion, an investor’s net exposure to such currency exchange risk will depend on the extent to which the foreign currencies of the underlier

Risk Factors

constituents comprising any such underlier or basket underlier strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the foreign currencies in which such underlier constituents are denominated, the level of any such underlier or basket underlier may be adversely affected, and the cash settlement amount of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlier or basket underlier, as applicable, and the United States of America; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlier or basket underliers, the United States and other countries important to international trade and finance.

In addition, it has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

If your notes are linked to a U.S. dollar denominated underlier or basket underlier, the underlier constituents of which trade in foreign currencies but are converted by the underlier sponsor to their U.S. dollar equivalents, suspensions or disruptions of market trading in one or more foreign currencies may adversely affect the value of your notes.

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because a U.S. dollar-denominated underlier or basket underlier itself converts the prices of underlier constituents that trade in foreign currencies to their U.S. dollar equivalents or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.

If your notes are linked to an ETF underlier, the value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any ETF underlier, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlier constituents

Risk Factors

in which that ETF invests, the value of the ETF may not completely track the value of its underlier constituents. The value of the ETF will reflect transaction costs and fees that the underlier constituents in which the ETF invests do not have.

In addition, the ETF underlier may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If your notes are linked to an ETF underlier, your investment in the notes may be subject to concentration risks.

The underlier stocks of an ETF underlier may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single sector. Although your investment in the notes will not result in the ownership or other direct interest in the underlier stocks, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlier stocks.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH COMMODITIES CONSTITUENTS

In the case of notes linked to a commodities index or an ETF underlier with commodity constituents, commodity prices may change unpredictably, affecting the value of your notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the level of any underlier or basket underlier that is a commodity index or an ETF underlier and, therefore, the value of your notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of notes linked to a commodities index or an ETF underlier with commodity constituents, such notes may not offer direct exposure to commodity spot prices.

Your notes may be linked to an underlier or basket underlier that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity

Risk Factors

reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.

In the case of notes linked to a commodities index or an ETF underlier with commodity constituents, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlier or basket underlier that is a commodity index or an ETF underlier with commodity constituents and, therefore, the value of your notes.

In the case of notes linked to a commodities index or an ETF underlier with commodity constituents, higher future prices of commodities included in any underlier or basket underlier relative to their current prices may lead to a decrease in the amount payable at maturity.

Your notes may be linked to an underlier or basket underlier that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in any underlier or basket underliers and the markets for those commodities during the term of your notes. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of any commodity index or an ETF underlier with commodity constituents to which your notes are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlier constituents, futures, options, exchange-traded funds or other derivative products on such underlier constituents or the underlier or basket underliers may impair the market value of the notes.

As described below under “Use of Proceeds and Hedging” on page PS-70, UBS or its affiliates may hedge their obligations under the notes by purchasing the ETF underlier, underlier constituents, futures or options on the underlier constituents or the underlier or basket underliers, or exchange-traded funds or

Risk Factors

other derivative instruments with returns linked or related to changes in the performance of the underlier constituents or the underlier or basket underliers, and they may adjust these hedges by, among other things, purchasing or selling these instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such underlier constituents and/or the level(s) of the underlier or basket underliers and, therefore, the cash settlement amount and the market value of the notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the notes declines. No holder of the notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlier constituents and the above listed instruments on a regular basis as part of our general broker-dealer and other businesses for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the ETF underlier, underlier constituents and the level(s) of the underlier or basket underliers and, therefore, the cash settlement amount and the market value of the notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlier constituents or the underlier or basket underliers. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the notes, although they are not obligated to do so. As market makers, trading of the notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the notes in their inventory. The supply and demand for the notes, including inventory positions of market makers, may affect the secondary market price for the notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlier or basket underliers and the underlier constituents that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlier or any basket underlier, could be adverse to the interests of the holders of the notes.

In the case of notes linked to an ETF, an equity index or a basket of underliers that includes an ETF and/ or an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the ETF or the underlier stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the notes as beneficial owners of the notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the ETF underlier or the underlier stocks and the level of the underlier or any basket underlier and, therefore, the cash settlement amount and the market value of the notes.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes. Any such research, opinions or recommendations could affect the level of the underlier or any basket underlier or the market value of, and the return on, the notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlier or the basket of underliers to which the notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the notes. We may change the calculation agent after the original issue date of any notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlier or a basket underlier has occurred or is continuing on the determination date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “General Terms of the Notes — Market Disruption Event” and “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the cash settlement amount on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the notes.

UBS and its affiliates act in various capacities with respect to the notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the notes.

We may sell an additional aggregate face amount of the notes at a different issue price.

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of the applicable pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided in the applicable pricing supplement.

If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected.

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less

Risk Factors

than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the notes are uncertain.

Significant aspects of the tax treatment of the notes are uncertain, including the timing and character of any income inclusion in respect of your notes. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-71 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. Pursuant to the terms of the notes, we and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid derivative contract in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, subject to the discussion on “constructive ownership transactions” below, it would be reasonable for you to treat any gain or loss you recognize upon the sale, maturity or redemption of your notes as capital gain or loss in an amount equal to the difference between the amount you receive on the stated maturity date and the amount you paid for your notes. Subject to the constructive ownership rules discussed below, such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your notes for one year or less). You should consult your tax advisor concerning the U.S. federal income tax consequences and any of the applicable tax consequences of owning your notes.

There exists a risk that an investment in notes that are linked to an underlier or basket underlier that is an ETF or contains shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of a note being recharacterized as ordinary income and subject to an interest charge (and in the case of notes linked to gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

In 2007, the Internal Revenue Service has released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your notes for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-71 of this product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Risk Factors

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences may be different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Further, this discussion only addresses the tax treatment of notes that do not bear a coupon and notes that are not linked to currency exchange rates. The tax treatment of income bearing notes or currency-linked notes will be addressed in the applicable pricing supplement.

If you are a non-U.S. holder, please also read the section of this product supplement called “Supplemental U.S. Tax Considerations”.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlier issuer).

General Terms of the Notes

The following is a summary of the general terms of the notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

We may issue separate offerings of the notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlier or basket of underliers and will be subject to the particular terms of the respective notes set forth in the applicable pricing supplement. Each offering of the notes is a separate and distinct security and you may invest in one or more offerings of the notes as set forth in the applicable pricing supplement. The performance of each offering of the notes will depend solely upon the performance of the underlier or basket of underliers to which such offering is linked and will not depend on the performance of any other offering of the notes.

Investing in the notes involves significant risks. The notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose all or a significant portion of your investment. Further, any payment on the notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the notes:

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Denomination

Each note will have a face amount of $1,000, unless otherwise specified in the applicable pricing supplement.

Underlier, Basket Underlier, ETF Underlier Issuer, Underlier Sponsor and Underlier Constituents

In this product supplement, when we refer to an underlier, we mean the applicable underlier specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “ — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”. When we refer to a basket underlier, we mean the applicable underlier included in the basket of underliers specified in the applicable pricing supplement, or any successor underlier, as such underlier

General Terms of the Notes

or successor underlier may be modified, replaced or adjusted from time to time as described below under “ — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index underlier or index basket underlier as then in effect, if applicable. When we refer to an ETF underlier issuer as of any time, we mean the entity, including any issuer, that issues shares of the applicable ETF underlier or ETF basket underlier as then in effect, if applicable. When we refer to the underlier constituents as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks, futures contracts on physical commodities and other constituents that comprise the applicable underlier or basket underlier, or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier or basket underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Cash Settlement Amount on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes With Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a positive amount equal to a specified percentage (less than 100% and greater than 0%) of the initial underlier level or initial basket level.

Notes Linked to a Single Underlier. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the underlier return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” below if the applicable pricing supplement specifies a cap level. Since the underlier return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

➢	The upside participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.

➢	The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

➢

The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates.

➢

The initial underlier level will equal the closing level of the underlier on the trade date, or a level of the underlier on the trade date selected by the calculation agent, to be specified in the applicable pricing supplement.

If the final underlier level is less than or equal to the initial underlier level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

General Terms of the Notes

If the final underlier level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the buffer rate times (C) the sum of the underlier return plus the buffer amount. Since the sum of the underlier return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

➢	The buffer level in this case will be a positive amount equal to a specified percentage (less than 100% and greater than 0%) of the initial underlier level.

➢

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

➢

The buffer amount in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage.

Each of the final underlier level and closing level will be subject to adjustment as described below in “— Market Disruption Event — Consequences of a Market Disruption Event or a Non-Trading Day”, and, as applicable, “— Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation” and “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”.

With respect to any ETF underlier, each of the initial underlier level, final underlier level, closing level and buffer level also will be subject to adjustment as provided below in “— Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”.

Notes Linked to a Basket of Underliers. If the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the basket return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” below if the applicable pricing supplement specifies a cap level. Since the basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

➢	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

➢

The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates.

➢

Unless otherwise specified in the applicable pricing supplement, the basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by its respective weighting multiplier.

➢	A basket underlier refers to any underlier in the specified basket of underliers.

➢

A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes; the weighting multipliers will remain constant for the life of the notes.

General Terms of the Notes

➢

The weighting percentage for each basket underlier will be the applicable percentage weight within the basket of underliers provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

➢	The initial basket level will be a positive amount specified in the applicable pricing supplement, which is expected to equal 100.

If the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the buffer rate times the sum of (C) the basket return plus the buffer amount. Since the sum of the basket return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

➢	The buffer level in this case will be a positive amount equal to a specified percentage (less than 100% and greater than 0%) of the initial basket level.

➢

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%.

➢

The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

Each of the final basket level, basket closing level and weighting multiplier will be subject to adjustment as provided below in “— Market Disruption Event — Consequences of a Market Disruption Event or a Non-Trading Day”, and as applicable, “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier; Alteration of Method of Calculation” and “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”.

With respect to any ETF underlier, each of the initial basket level, the basket closing level, final basket level and buffer level also will be subject to adjustment as described below in “— Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”.

Cash Settlement Amount for Notes Without Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Without Buffer Level” is applicable to your notes if the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable to your notes.

Notes Linked to a Single Underlier. If the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Underlier” above.

If the final underlier level is less than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the underlier return. Since the underlier return will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

General Terms of the Notes

Notes Linked to a Basket of Underliers. If the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Underliers” above.

If the final basket level is less than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the basket return. Since the basket return will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Cash Settlement Amount for Notes Subject to Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a level of the underlier equal to a specified percentage (which will be greater than 100%) of the initial underlier or initial basket level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without Buffer Level — Notes Linked to a Single Underlier” above, as the case may be, and (ii) the maximum settlement amount.

➢

The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without Buffer Level — Notes Linked to a Basket of Underliers” above, as the case may be, and (ii) the maximum settlement amount.

➢

The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Therefore, if you purchase notes (i) linked to a basket of underliers and (ii) with a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect a return equal to the basket return multiplied by the upside participation rate.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

General Terms of the Notes

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is 3 or 5 business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is 10 business days following the original determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

A postponement of the maturity date for one offering of the notes will not affect the maturity date for any other offering of the notes.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” below.

Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “—Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the determination date may differ from the dates on which the levels of

General Terms of the Notes

one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is 3 or 5 business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five trading days. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

A postponement of the determination date for one offering of the notes will not affect the determination date for any other offering of the notes.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” below.

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date will be postponed to the next trading day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level of each of the basket underliers for that averaging date will be determined on or prior to the postponed averaging date as set forth under “Consequences of a Market Disruption Event or a Non-Trading Day” below. (In such case, the averaging date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent

General Terms of the Notes

averaging date will be postponed by the same number of trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is 3 or 5 business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five trading days after the originally scheduled last averaging date. On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Closing Level

Index Underliers and Index Basket Underliers. Unless otherwise specified in the applicable pricing supplement, with respect to any index underlier or index basket underlier, the closing level on any trading day will be the official closing level of the index underlier, index basket underlier or any successor underlier, as applicable, published by the underlier sponsor on such trading day for such index underlier.

ETF Underliers and ETF Basket Underliers. Unless otherwise specified in the applicable pricing supplement, with respect to any ETF underlier or ETF basket underlier, the closing level means:

➢

if the ETF underlier (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such ETF underlier (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF underlier (or such other security) is listed or admitted to trading; or

➢

if, following certain events affecting the ETF underlier or following delisting or suspension of trading in the ETF underlier, the ETF underlier is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”); or

➢

if the ETF underlier (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the ETF underlier (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

General Terms of the Notes

Market Disruption Event

Index Underliers and Index Basket Underliers. With respect to any given trading day, any of the following will be a market disruption event with respect to an index underlier (which includes, for purposes of this subsection “ — Market Disruption Event”, any index basket underlier):

➢

a suspension, absence or material limitation of trading in underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent, or

➢

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the applicable index underlier or any constituent index of such index underlier or to underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent, or

➢

underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier, or option or futures contracts, if available, relating to the applicable index underlier or any constituent index of such index underlier, or underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier do not trade on what were the respective primary markets for those underlier constituents or contracts, as determined by the calculation agent, or

➢

any event that disrupts the ability of market participants in general (i) to effect transactions in, or obtain market values for, underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier or (ii) to effect transactions in, or obtain market values for, option or futures contracts, if available, relating to the applicable index underlier or any constituent index of such index underlier, or for underlier constituents constituting 20% or more, by weight, of the applicable index underlier or any constituent index of such index underlier;

and, in the case of any of these events, the calculation agent determines that the event could materially interfere with the ability of UBS or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by UBS and/or any of its affiliates, see “Use of Proceeds and Hedging” below or in the applicable pricing supplement.

The following events will not be market disruption events with respect to an index underlier:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

➢

a decision to permanently discontinue trading in the option or futures contracts relating to the applicable index underlier or any constituent index of such index underlier or to any underlier constituent.

For this purpose, an “absence of trading” in the primary securities market on which an underlier constituent, or on which option or futures contracts, if available, relating to any index underlier or any constituent index of such index underlier or to any underlier constituent are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier constituent or in option or futures contracts, if available, relating

General Terms of the Notes

to any index underlier or any constituent index of such index underlier or to any underlier constituent in the primary market for that constituent or those contracts, by reason of:

➢	a price change exceeding limits set by that market, or

➢	an imbalance of orders relating to that underlier constituent or those contracts, or

➢	a disparity in bid and ask quotes relating to that underlier constituent or those contracts,

will constitute a suspension or material limitation of trading in that index underlier or those contracts in that market.

A market disruption event with respect to one or more index basket underliers will not, by itself, constitute a market disruption event for the remaining unaffected index basket underlier or index underliers.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an index underlier” with respect to the MSCI EAFE Index or MSCI Emerging Markets Index refers to the component country indices that comprise the MSCI EAFE Index or MSCI Emerging Markets Index. For any other index underlier, the applicable pricing supplement will specify the constituent indexes of the index underlier, if any, that comprise or underlie the index underlier or index basket underliers to which your notes may be linked.

ETF Underliers and ETF Basket Underliers. With respect to any given trading day, any of the following will be a market disruption event with respect to an ETF underlier (which includes, for purposes of this subsection “ — Market Disruption Event”, any ETF basket underlier):

➢

a suspension, absence or material limitation of trading in the ETF underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent, or

➢

a suspension, absence or material limitation of trading in option or futures contracts relating to the ETF underlier, or the target index of such ETF underlier, in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent, or

➢

the occurrence or existence of a suspension, absence or material limitation of trading in the underlier constituents which then comprise 20% or more of the value of the underlier constituents of the ETF underlier on the primary exchanges for such underlier constituents for more than two hours of trading or during the on-half hour before the close of trading of such exchanges, as determined by the calculation agent; or

➢	the ETF underlier does not trade on what was the primary market for the ETF underlier, as determined by the calculation agent,

and, in the case of any of these events, the calculation agent determines that the event could materially interfere with the ability of UBS or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by UBS, and/or any of its affiliates, see “Use of Proceeds and Hedging”.

The following events will not be market disruption events with respect to an ETF underlier:.

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

➢	a decision to permanently discontinue trading in option or futures contracts relating to the ETF underlier.

General Terms of the Notes

For this purpose, an “absence of trading” in the primary securities market on which shares of the ETF underlier are traded, or on which option or futures contracts, if available, relating to the ETF underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the ETF underlier or in option or futures contracts, if available, relating to the ETF underlier in the primary market for that ETF underlier or those contracts, by reason of:

➢	a price change exceeding limits set by that market, or

➢	an imbalance of orders relating to the shares of the ETF underlier or those contracts, or

➢	a disparity in bid and ask quotes relating to the shares of the ETF underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the ETF underlier or those contracts in that market.

A market disruption event with respect to one or more ETF basket underliers will not, by itself, constitute a market disruption event for the remaining unaffected ETF basket underlier or ETF underliers.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, if any, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if and as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier” and “— Averaging Dates — Notes Linked to a Single Underlier” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “ — Stated Maturity Date” above. If the closing level of the underlier that must be used to determine the cash settlement amount is not available on the postponed determination date or any postponed averaging date because of a market disruption event or the occurrence of a non-trading day or for any other reason (except for a discontinuance or modification of an index underlier as described under “— Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation”, and a delisting, discontinuance or modification of an ETF underlier as described under “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier” and “— Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”), then the calculation agent will nevertheless determine the closing level of the underlier based on its assessment of the level of the underlier on that day.

Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, if any, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if and as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers” and “— Averaging Dates — Notes Linked to a Basket of Underliers” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “ — Stated Maturity Date” above. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the determination date or any postponed averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, as applicable, with respect to each such basket underlier, if any, (ii) the closing level of each of the basket

General Terms of the Notes

underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable originally scheduled averaging date, as applicable, on which no market disruption event exists for that basket underlier, and (iii) the calculation agent’s assessment of the closing level of each basket underlier on the last possible postponed determination date or averaging date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date or averaging date. As a result, this could result in the closing level of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level for one or more basket underliers is determined for a determination date or averaging date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation

If, with respect to an index underlier (which includes, for purposes of this subsection “ — Discontinuance of or Adjustments to the Index Underlier or an Index Basket Underlier; Alteration of Method of Calculation”, any index basket underlier), an underlier sponsor discontinues publication of the applicable index underlier, and such underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable index underlier or if the calculation agent designates a substitute underlier, then the calculation agent will determine the closing levels of the affected index underlier, initial underlier level, buffer level or final underlier level, as applicable, and the amount payable on the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier. To the extent necessary, the calculation agent will adjust any terms as necessary to ensure cross-comparability of the discontinued index underlier and the successor underlier.

If the calculation agent determines that, with respect to an index underlier, the publication of an underlier is discontinued, and there is no successor underlier, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index underlier.

If the calculation agent determines that an index underlier, the underlier constituents comprising an index underlier or any constituent index of an index underlier or the method of calculating an index underlier is changed at any time in any respect, any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or of the applicable underlier constituents, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier constituents or their issuers, if any, or is due to any other reason — and is not otherwise reflected in the level of the applicable index underlier by the applicable underlier sponsor pursuant to the applicable index underlier methodology described in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index underlier or the method of its calculation (such as adjustments to the closing levels of the affected index underlier, initial underlier level, buffer level or final underlier level) and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlier weightings, as it believes are appropriate to ensure that the final underlier or final basket level used to determine the amount payable on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an index underlier may be made by the calculation agent . The calculation agent is not obligated to make any such adjustments.

General Terms of the Notes

Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier

If an ETF serving as an ETF underlier (which includes, for purposes of this subsection “— Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”, any ETF basket underlier), (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an ETF underlier, as applicable.

If an ETF serving as an ETF underlier is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF which is listed or approved for trading on a major U.S. exchange or market and which (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same index constituents as the original ETF or underlier constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlier constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant ETF underlier and the calculation agent will make any required adjustment to the initial underlier level, buffer level and/or final underlier level, as applicable, and any other term of the notes and thereafter will determine the cash settlement amount by reference to the substitute ETF and such adjusted terms.

If the substitute ETF is quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the determination date in the aggregate amount of the applicable non-U.S. currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlier constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlier constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant ETF underlier and the calculation agent will make any required adjustment to the initial underlier level, buffer level and/or final underlier level, as applicable, and any other term of the notes and thereafter will determine the cash settlement amount by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a

General Terms of the Notes

non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the determination date.

If at any time the underlier constituents of an ETF serving as the ETF underlier are changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected ETF underlier by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier

For any offering of the notes relating to an ETF underlier (which includes, for purposes of this subsection “— Antidilution Adjustments for Notes Linked to the ETF Underlier or an ETF Basket Underlier”, any ETF basket underlier), the initial underlier level, the buffer level, and/or final underlier level, as applicable, or any other term of the notes, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs (as discussed above in “Delisting, Discontinuance or Modification of the ETF Underlier or an ETF Basket Underlier”) with respect to an ETF underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of an ETF underlier or any other term. The adjustments described below do not cover all events that could affect the value of the notes. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an ETF underlier and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such ETF underlier, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial underlier level, buffer level and/or final underlier level, as applicable, of the affected ETF underlier or any other term of the notes, as the calculation agent determines appropriate to account for that diluting or concentrative effect. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an ETF underlier, if applicable, in the event of a consolidation or merger of the issuer of the applicable ETF underlier with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial underlier level, buffer level and/or final underlier level for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

General Terms of the Notes

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial underlier level, buffer level and/or final underlier level, as applicable, of an ETF underlier. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected ETF underlier.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial underlier level, buffer level and/or final underlier level of the affected ETF underlier. All terms of the notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable ETF underlier), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of an ETF underlier or a free distribution or dividend of shares of an ETF underlier to existing holders of an ETF underlier by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of an ETF underlier of:

➢	additional shares of an ETF underlier as described under “— Stock Dividends or Distributions” below,

➢

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective ETF underlier issuer equally or proportionately with such payments to holders of an ETF underlier, as applicable, or

➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢

the declaration by the respective ETF underlier issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an ETF underlier, as applicable, or other assets;

➢	a consolidation of the respective ETF underlier issuer with another company or merger of the respective ETF underlier issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an ETF underlier.

The adjustments described below do not cover all events that could affect the value of the notes. We describe the risks relating to dilution under “Risk Factors – You have limited protection in the case of antidilution events”.

General Terms of the Notes

Stock Splits and Reverse Stock Splits

If an ETF underlier is subject to a stock split or a reverse stock split, then the initial underlier level and the buffer level, as applicable, will each be adjusted by dividing the prior initial underlier level and the prior buffer level by the number of shares that a holder of one share of the ETF underlier before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

If an ETF underlier is subject to a stock dividend payable in shares of such ETF underlier, then the initial underlier level and the buffer level, as applicable, will each be adjusted by dividing the prior initial underlier level and the prior buffer level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the ETF underlier.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an ETF underlier that are in lieu of ordinary cash dividends payable with respect to shares of such ETF underlier.

Other Dividends or Distributions

The terms of the notes will not be adjusted to reflect dividends or other distributions paid with respect to an ETF underlier, other than:

➢	stock dividends described under “— Stock Dividends and Distributions” above; and

➢	extraordinary cash dividends described below.

For any offering of the notes, a dividend or other distribution with respect to an ETF underlier will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the ETF underlier by an amount equal to at least 10% of the closing level of the ETF underlier on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which an ETF underlier trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an ETF underlier and is payable in cash, the initial underlier level and the buffer level, as applicable, will each be adjusted by dividing the prior initial underlier level and prior buffer level by the ratio of the closing level of the ETF underlier on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an ETF underlier equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of ETF underlier minus the amount per share of ETF underlier of the immediately preceding dividend, if any, that was not an extraordinary dividend for the ETF underlier; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

General Terms of the Notes

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an ETF underlier that is both an extraordinary dividend and payable in shares of the ETF underlier will result in adjustments to the initial underlier level and the buffer level, as applicable, or any other term of the notes, as described under “— Stock Dividends and Distributions” and not as described here.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your notes, the redemption price of the notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the notes as the outstanding principal amount of that note. Although the terms of the notes may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the notes. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “—Default Quotation Period” below) will be an amount, in U.S. dollars for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holders of your notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given,

General Terms of the Notes

during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the determination date, then the default amount will equal the cash settlement amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your notes at maturity will be made to accounts designated by you or the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

Unless otherwise specified in the applicable pricing supplement, a “trading day” for an underlier or basket underlier is a business day on which trading is generally conducted on the primary exchange(s) for the ETF underlier, underlier stocks or constituents (as the case may be) of such underlier or basket underlier, as determined by the calculation agent.

General Terms of the Notes

Business Day

When we refer to a business day with respect to your notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your notes without notice. The calculation agent will make all determinations regarding the value of your notes at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the underlier or basket return, the initial underlier or initial basket level, the final underlier or final basket level, the cash settlement amount in respect of your notes and any other term of the notes, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of the ETF underlier and securities included in or linked to the underlier, basket underliers or underlier constituents and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlier constituents or the underlier or basket underliers prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of the ETF underlier, underlier constituents or other securities of issuers of the underlier constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlier or basket underliers or the value of the ETF underlier and/or the underlier constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the value of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the determination date. That step may involve sales or purchases of the underlier constituents, listed or over-the-counter options or futures on the underlier constituents, underlier or basket underliers or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlier or basket of underliers or underlier constituents or markets relating to the underlier or basket underliers or underlier constituents. No holder of the notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the cash settlement amount of your notes. See “Risk Factors” beginning on page PS-35 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the notes and receiving payments of principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. Tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Further, this discussion only addresses the tax treatment of notes that do not bear a coupon and notes that are not linked to currency exchange rates. The tax treatment of income bearing notes or currency-linked notes will be addressed in the applicable pricing supplement. This discussion applies to you only if you are the original investor in the notes and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment trust or a common trust fund,

➢	a life insurance company,

➢	a tax-exempt organization including an “Individual Retirement Account” or “Roth IRA”,

➢	a person that owns notes as part of a straddle or a hedging or conversion transaction, or who has entered into a “constructive sale” with respect to a note for tax purposes,

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

➢	a trader in securities who elects to apply a mark-to-market method of tax accounting.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The effects of any applicable state, local or foreign tax laws are not discussed.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Supplemental U.S. Tax Considerations

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

In addition, we will not attempt to ascertain whether any issuer of underlier stock included in any underlier or basket underlier would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a United States holder, in the case of a PFIC, and to a non-United States holder, in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how the notes should be treated for United States federal income tax purposes. As a result, the United states federal income tax consequences of your investment in the notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of your investment in the notes (and of having agreed to the required tax treatment of your notes described below) and as to the application of state, local or other tax laws to your investment in your notes and the possible effects of changes in federal or other tax laws.

Unless otherwise specified in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your notes as a pre-paid derivative contract with respect to the underlier or basket of underliers and the terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

Subject to the discussion below of the “constructive ownership” rules, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference between the amount realized at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Section 1260

If a note references an underlier or a basket underlier that is, or contains, equities that are treated as equity in a “regulated investment company” (or a “trust”) such as certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange or maturity of the notes could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder

Supplemental U.S. Tax Considerations

in taxable years prior to the taxable year of the sale, exchange or maturity of the note (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the note). In the case of notes referencing a gold or silver ETF, if Section 1260 were to apply to your notes any long-term capital gain that you recognize with respect to your notes that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in notes that are linked to shares of an ETF or an underlier or basket underlier containing shares in certain ETFs, a PFIC, a REIT or other “pass-thru” entity could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of notes that reference an ETF or other “pass-thru entity”, the risk may be substantial that such notes would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such notes could be recharacterized as ordinary income and subject to an interest charge (and in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a note. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the notes. However, it is also possible that all or a portion of your gain with respect to the notes could be treated as “Excess Gain” if, for example, where an ETF is the sole underlier, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the notes the holder had invested the principal amount of the notes in shares of the underlying that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the notes are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the notes could be “Excess Gain” if you purchase the notes for an amount that is less than the principal amount of the notes or if the return on the notes is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a note after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge (and in the case of a note linked to gold or silver ETF, subject to the tax rate applicable to “collectibles”). Because the application of the constructive ownership rules to the notes is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the notes.

Alternative Treatments. Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, if the notes have a term greater than one year, it is possible that the notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the

Supplemental U.S. Tax Considerations

notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income. You would recognize gain or loss upon the sale or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes. Any gain you recognize upon the sale, redemption or maturity of your notes would be ordinary interest income, and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of short-term notes that provide for contingent payments, it is likely that if your notes are so treated you would not recognize any income prior to the maturity of the notes. If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, you should recognize ordinary income or short-term capital loss upon the maturity of your notes in an amount equal to the difference between the amount you receive with respect to your notes at such time and the amount you paid for your notes. Upon a sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange, unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your own tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

Further, to the extent that an underlier includes commodities or commodity futures (or option) contracts, it is possible that the Internal Revenue Service could assert that Section 1256 of the Code should apply to your notes or a portion of your notes. If Section 1256 were to apply to your notes, gain or loss recognized with respect to your notes or the relevant portion of your notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the notes. You would also be required to mark your notes (or a portion of your notes) to market at the end of each year (i.e., recognize gain or loss as if the notes or the relevant portion of the notes had been sold for fair market value).

If your notes provide a fixed supplemental amount of return irrespective of the performance of the underlier or basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes irrespective of the amount you receive upon the maturity of your notes.

Supplemental U.S. Tax Considerations

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of an underlier or basket underlier, (ii) you should be required to recognize taxable gain upon a rollover, rebalancing or replacement, if any, of the components of the underlier or basket underlier, (iii) any gain or loss that you recognize upon the exchange or maturity of the notes should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your notes or (v) you should be required to include in ordinary income an amount equal to any increase in the value of the underlier or basket of underliers that is attributable to ordinary income that is realized in respect of the index components. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Medicare Tax on Net Investment Income. United States holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or

Supplemental U.S. Tax Considerations

$125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets. United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the notes or a sale of the notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

➢	the payment of the proceeds from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,

➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a note that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,

➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

Supplemental U.S. Tax Considerations

In addition, a sale of a note effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,

➢	a controlled foreign corporation for United States tax purposes,

➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

➢	a foreign partnership, if at any time during its tax year:

➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. This section applies only if you are a non-United States holder. For these purposes, you are a non-United States holder if you are the beneficial owner of the notes and are, for United States federal income tax purposes:

➢	a non-resident alien individual;

➢	a foreign corporation; or

➢	an estate or trust that, in either case, is not subject to United States federal income tax on a net income basis on income or gain from the notes.

Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the notes or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

We will not attempt to ascertain whether the issuer of any underlier stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such underlier stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting gain on a taxable disposition of the notes to U.S. net income tax and proceeds from such taxable disposition to 10% withholding. Non-U.S. holders

Supplemental U.S. Tax Considerations

should consult their tax advisors regarding the potential treatment of an underlier or a basket underlier as a United States real property holding corporation or the notes as United States real property interests.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the notes on or after January 1, 2016 that are treated as dividend equivalents for notes acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the notes issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” notes under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlier or a basket underlier. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax

Supplemental U.S. Tax Considerations

under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014) or on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA to the ownership of their notes.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlier issuer).

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the notes by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the notes by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each note to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate face amount of the notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered notes at or below the original issue price to public applicable to the offered notes to be resold. UBS Securities LLC may resell the notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered notes in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-70, we or one of our affiliates may enter into swap agreements or related hedge transactions with one or more of the Dealers, any affiliates of the Dealers or other unaffiliated counterparties in connection with the sale of the notes. UBS, the Dealers or their respective affiliates may earn additional profit (or potentially losses) as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any notes after their initial sale. In connection with any offering of the notes, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.